                                                                    Exhibit 5.2


                                 [Letterhead of]


                            RICHARDS, LAYTON & FINGER



                                  July 10, 2002





To The Persons Listed on
Schedule A Attached Hereto


                  Re: Lucent Technologies Capital Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Lucent Technologies Inc., a Delaware corporation ("Lucent"), and Lucent Technologies Capital Trust I, a Delaware business trust (the "Trust"), in connection with the Trust Agreement, dated as of February 1, 2002 (the "Original Trust Agreement"), among Lucent, as depositor (the "Depositor"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and Martina Hund-Mejean, William R. Carapezzi and Kevin G. DaSilva, each an individual, as administrative trustees (the `Administrative Trustees;" and, together with the Property Trustee and the Delaware Trustee, the "Trustees"), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 19, 2002 (the "Amended and Restated Trust Agreement; and, together, with the Original Trust Agreement, the "Trust Agreement"), among the Depositor, the Property Trustee, the Delaware Trustee, the Administrative Trustees and the Holders from time to time of undivided beneficial interests in the assets of the Trust. This opinion is being furnished to you at the request of the Company and the Trust in connection with the filing of the Registration Statement (as defined below).

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) A certified copy of the Certificate of Trust of the Trust (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 1, 2002;

                  (b)      The Original Trust Agreement;

                  (c) The Amended and Restated Trust Agreement (including Exhibits A and B thereto);

                  (d) The Purchase Agreement, dated as of March 13, 2002 (the "Purchase Agreement"), among Lucent, the Trust and Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several purchasers named in Schedule I thereto;

                  (e) The Registration Rights Agreement, dated as of March 13, 2002, among the Company, the Trust and the initial purchasers named therein;

                  (f) The Registration Statement on Form S-3 (Registration No. 333-90628) (the "Registration Statement"), filed by the Company and the Trust with the Securities and Exchange Commission on June 17, 2002 relating to the 7.75% Cumulative Convertible Trust Preferred Securities of the Trust, representing undivided preferred beneficial interests in the assets of the Trust (each, a "Preferred Security" and, collectively, the "Preferred Securities"); and

                  (g) A Certificate of Good Standing for the Trust, dated July 10, 2002, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each signatory to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (the "Preferred Security Holders") of a Preferred Securities Certificate in the form attached as Exhibit B to the Trust Agreement evidencing ownership of such Preferred Security in the name of such Person and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement and the Purchase Agreement, and as described in the Registration Statement, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Purchase Agreement, and as described in the Registration Statement, (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Business Trust Act and filing documents with the Secretary of State) or employees in the State of Delaware and (ix) that the Trust will be treated as a grantor trust for federal income tax purposes. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business
Trust Act, 12 Del. C.ss.3801 et seq. (the "Business Trust Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                  2. Under the Trust Agreement and the Business Trust Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Registration Statement.

                  3. The Preferred Securities have been duly authorized by the Trust Agreement. The Preferred Securities, when duly executed and authenticated in accordance with the Trust Agreement and delivered against payment therefore in accordance with the Trust Agreement and the Purchase Agreement, will be validly issued and, subject to the qualifications set forth in this paragraph 3, fully paid and non-assessable undivided preferred beneficial interests in the assets of the Trust, and will entitle the Preferred Security Holders to the benefits of the Trust Agreement. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that each Preferred Security Holder may be obligated to make certain payments in accordance with the terms of the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading "Validity of Securities" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,




                                     /s/ Richards, Layton & Finger, P.A.

                                   SCHEDULE A
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Lucent Technologies Inc.

Lucent Technologies Capital Trust I